SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 8, 2002

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-31089	77-0416232

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47100 Bayside Parkway, Fremont, CA	94538

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (510) 360-8000

46501 Landing Parkway, Fremont, CA, 94538

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     Mr. Tushar Gheewala, a Vice President of Virage Logic Corporation (the “Company”), resigned from his position with the Company effective November 8, 2002. On November 12, 2002, Mr. Gheewala filed a lawsuit against the Company in the Superior Court in Alameda County which was subsequently served on the Company. The lawsuit claims misrepresentations were made to him to secure his agreement to the acquisition of In-Chip Systems, Inc. by the Company, that the Company breached his employment contract and related covenants, and that the Company’s actions caused him to have In-Chip cease discussions with other potential acquisition partners. In the lawsuit, Mr. Gheewala is seeking declaratory relief, rescission of his employment agreement with the Company, the monetary value of patents Mr. Gheewala assigned to In-Chip prior to In-Chip’s discussions with Virage Logic, the value of unvested shares and salary payments, punitive damages, interest, and costs of suit. The Company believes that the lawsuit has no merit and intends to defend it vigorously.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date: November 26, 2002	VIRAGE LOGIC CORPORATION

By:	/s/ JAMES R. PEKARSKY

James R. Pekarsky, Vice President, Finance
and Chief Financial Officer

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